Exhibit 10.1

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE ("Sublease") dated as of the 22 day of March 2004, between MONY LIFE INSURANCE COMPANY a New York corporation, with its principal office located at 1740 Broadway, New York, NY 10019 ("Sublessor"), and Document Security Systems, Inc., a New York corporation, ("Sublessee").

WITNESSETH:

WHEREAS, by that certain Office Lease Agreement dated October 1 1994, [as amended by a certain extension dated October 1, 1195 (the "Master Lease"), being more particularly described on Exhibit A attached hereto and made a part hereof, First Federal Savings and Loan ("Overlandlord") leased to The Mutual Life Insurance Company of New York, (presently known as MONY Life Insurance Company), as tenant, 4,717 square feet of office space (the "Leased Premises") in the building commonly known as First Federal Plaza, located at One First Federal Plaza (28 East Main Street) (the "Building");

WHEREAS, Sublessee desires to sublet from Sublessor and Sublessor desires to sublet to Sublessee [the entire/a portion of the] Leased Premises consisting of approximately 4,717 square feet, as more particularly shown on Exhibit B attached hereto (the "Sublet Premises"), under the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good arid valuable consideration, the receipt and adequacy of which are hereby acknowledged,- but expressly contingent upon the consent of Overlandlord as provided below, Sublessor and Sublessee hereby agree as follows:

1. Demise and Term; Base Rent.  Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Sublet Premises, TO HAVE AND TO HOLD unto Sublessee, for a term commencing on June 15, 2004 (the "Commencement Date"),   and expiring on April 30, 2006 (the "Expiration Date"). The minimum annual rental payable by Sublessee pursuant to this Sublease shall be $10.00 Per Sq. Ft. Gross ("Base Rent"), payable without set-off,- deduction or counterclaim, in Twenty Four Months (24) monthly installments of $3,930.83. Rental payments shall be payable on the first day of each month during the term to Sublessor at the address set forth in Section 16 below, and continuing on the first day of each month thereafter, except for the first of such rental payments which shall be due and payable upon the execution of this Sublease.

2. Additional Rent.  With the Base Rent, Sublessee shall pay as additional rent ("Additional Rent") to Sublessor, without any set-off, deduction or counterclaim, Sublessee's Proportionate Share (as, defined below) of all operating expenses and other additional rent and estimates with respect thereto which Sublessor is responsible for under the Master Lease; Sublessee's Proportionate Share shall be equal to the ratio of the area of the Sublet Premises (__0__sq. ft) to the Leased Premises (__0___sq. ft.) or _0__%. Sublessor shall promptly forward to Sublessee all statements for such Additional Rent provided to Sublessor by Overlandlord. If at the time a reconciliation is made pursuant to the terms of the Master Lease regarding the amounts of Additional Rent paid by Sublessor it is determined that Sublessor, and therefore Sublessee by the terms of this Sublease, has either overpaid or underpaid such Additional Rent, Sublessor shall refund to Sublessee any overpayment and Sublessee shall pay to Sublessor any underpayment in the manner provided in the Master Lease.

3. Condition of Sublet Premises.  Sublessee accepts the Sublet Premises "as is" and Sublessor has no obligation under this Sublease to renovate or otherwise refurbish the Sublet Premises, Any renovation, alteration, addition or improvement by Sublessee to the Sublet Premises after the Commencement Date is subject to the prior written approval of Sublessor and Overlandlord and shall be carried out at Sublessee's sole cost and expense. If required by the terms of the Master Lease, any such addition or improvement to the Sublet Premises shall be removed by Sublessee and any and all costs for such removal shall be borne solely by Sublessee.

4. Use of the Sublet Premises. Sublessee shall use and occupy the Sublet Premises for general and executive office purposes, as consistent with a first-class office building, and for no other purpose.

5. Applicability of Master Lease.

(a)   This Sublease is subject and subordinate to, and Sublessee accepts this Sublease subject and subordinate to, all of the terms, covenants, provisions, conditions and agreements contained in the Master Lease and the matters to which the Master Lease is subject and subordinate.  Sublessee covenants and agrees to be bound by all of the terms, conditions, rules, regulations and agreements contained in the Master Lease and to assume all obligations of Sublessor as tenant under the Master Lease (except for the Sublessor's obligation to pay Base Rent and Additional Rent) and to do no act nor permit any act to be done which would violate any of the provisions of the Master Lease. In the event of a breach of the Master Lease by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to Overlandlord against Sublessor under the Master Lease if such breach were by Sublessor as tenant thereunder, and Sublessee hereby agrees to indemnify, defend and hold harmless Sublessor for any and all damages, including reasonable attorneys' fees, resulting from such breach of the Master Lease by Sublessee.

(b)  This Sublease is also subject to, and Sublessee accepts this Sublease subject to, any amendments to the Master Lease hereafter made between Overlandlord and Sublessor; provided that Sublessor shall not execute any amendment to the Master Lease without the consent of Sublessee which (i) to a material extent prevents or adversely affects the use by Sublessee of the Sublet Premises in accordance with the terms hereof; or (ii) to a material extent increases the obligations of Sublessee or decreases its rights hereunder; or (iii) shortens the term hereof or increases the rent required to be paid by Sublessee. Sublessor and Sublessee respectively represent that a copy of the Master Lease and all amendments thereof have been delivered to and reviewed by Sublessee. A copy of any future amendments to the Master Lease, entered into during the term of this Sublease, will be delivered to Sublessee promptly after the same have been executed.

(c)   The provisions of the Master Lease are incorporated herein by reference with the same  force and effect as if they were fully set forth herein, except as otherwise specifically modified herein and except that:

                (i) any reference in the Master Lease to (A) "Landlord" or "Tenant" shall mean Sublessor or Sublessee, respectively, in this Sublease, unless the context otherwise requires; (B) the "Lease" or "this Lease" shall mean this Sublease; (C) "Term" shall mean the term of this Sublease; (D) "Base Rent" shall mean the Rent to be paid by Sublessee as provided in this Sublease; (E) "Additional Rent" shall .mean the Additional Rent to be paid by Sublessee as provided in this Sublease; (F) "Base Year" shall mean the Base Year as provided in this Sublease, if any; (G) the "Commencement Date" shall mean the Commencement Date hereunder; and (H) "Premises" shall mean the Sublet Premises; and

                (ii) any provisions in the Master Lease pertaining to Sublessor's right to (A) terminate, renew, extend or otherwise affect the term of the Master Lease; or (B) exercise options or rights of first refusal in connection with the Master Lease, the Leased Premises or the Building; [option: together with paragraphs ____and____ of the Master Lease/Addendum to Lease] are specifically not incorporated into this Sublease and Sublessee shall have no rights in connection therewith.

(d) To the extent that the Master Lease may conflict or be inconsistent with the provisions of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall prevail.

6.  Obligations of Overlandlord and Sublessor.   It is understood and agreed that the obligations, work, repairs and services to be performed, made and furnished by Overlandlord in accordance with the Master Lease, which provisions are incorporated herein by reference, will in fact be performed and furnished by Overlandlord and not by Sublessor, except as expressly stated herein to the contrary.   Sublessor shall in no event be liable to Sublessee nor shall Sublessee's obligations hereunder be limited or the performance thereof be excused because of any failure or delay on Overlandlord's part in performing any such obligations,  furnishing any such work or services or in making any repairs. If Overlandlord shall be in default in the performance of any of its obligations under the Master Lease with respect to the Sublet Premises, and if Sublessee shall give Sublessor notice of such default, Sublessor agrees to cooperate and use reasonable efforts to cause Overlandlord to correct and remedy such default. Such reasonable efforts will include cooperation with Sublessee in any litigation, claim or demand brought by Sublessee against Overlandlord, but all of Sublessor's reasonable out-of-pocket expenses in connection therewith, including reasonable attorneys' fees shall be immediately reimbursed to Sublessor by Sublessee. Sublessee shall have no authority to make any agreement with Overlandlord with, regard to the Sublet Premises, this Sublease or the Master Lease.

7. Covenants of Sublessor and Sublessee.

(a)   Sublessee covenants and agrees that Sublessee shall not do anything in or with respect to the Sublet Premises or omit to do anything which Sublessee is obliged to do under the terms of this Sublease which would constitute a default under the Master Lease or would cause the Master Lease or the rights of Sublessor as Sublessee thereunder to be cancelled, terminated or forfeited or would make Sublessor liable for any damages, claims or penalties.  Sublessee covenants and agrees to indemnify Sublessor against and hold Sublessor harmless from any liability, loss, damage, suits, penalties, claims and demands of every kind and nature (including, without limitation, reasonable attorneys' fees) arising out of, by reason of or resulting from (i) Sublessee's failure so to perform or observe any of the terms and conditions of the Master Lease agreed to be performed by Sublessee herein or (ii) Sublessee's use, occupancy or management of the Sublet Premises, or any business conducted therein, or (iii) any work or thing whatsoever done or any condition created by or any other act or omission of Sublessee, its successors or subtenants, or their respective employees, agents, contractors, visitors or licensees, in or about the Sublet Premises, the Leased Premises and the Building.

(b) Sublessor covenants and agrees that Sublessor shall not do anything in or with respect to the Sublet Premises or omit to do anything which Sublessor is obliged to do which would constitute a default under the Master Lease or would cause the Master Lease or the rights of Sublessor as tenant under the Master Lease to be cancelled, terminated or forfeited or would make Sublessee liable for any damages, claims or penalties.

8. Sublessor's Representations.   Sublessor represents and warrants that the Master Lease is in full force and effect and that to the best of its knowledge no material defaults are now existing thereunder. And overlord has no right to terminate Master Lease.

9.  Default.  In the event of any default by Sublessee under any of the terms, covenants or conditions of this Sublease, Sublessor shall have the same rights and remedies against Sublessee hereunder as are available to Overlandlord against Sublessor as tenant under the Master Lease, and Sublessee will have the same notice and grace periods available to Sublessor under the Master Lease.

10.  Security Deposit.   Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $7,861.66  ("Security Deposit"), which represents  [two (2) monthly installments of the Base Rent] to be held by Sublessor throughout the term of the Sublease, without interest, as security for the performance by Sublessee of all terms, covenants and conditions of the Sublease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Sublessor's damages in case of default by Sublessee upon the occurrence of any event of default by Sublessee or upon termination of this Sublease. If Sublessee defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of rent or the obligation to repair and maintain the Sublet Premises or to perform any other term, covenant or condition contained herein, Sublessor may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law, and without notice to Sublessee, apply the Security Deposit, or any portion of it, to cure the default or to compensate Sublessor for all damages sustained by Sublessor as a result of Sublessee's default. Sublessee shall immediately upon demand pay to Sublessor a sum equivalent to the portion of the Security Deposit so expended or applied by Sublessor as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Sublessor. Although the Security Deposit shall be deemed the property of Sublessor, if Sublessee is not in default at the expiration or termination of this Sublease, Sublessor shall return the Security Deposit to Sublessee within sixty (60) days after the expiration or termination of this Sublease.   Upon any sale or transfer of Sublessor's interest in the Master Lease, Sublessor shall transfer the Security Deposit to its successor in interest and thereupon, Sublessor shall be released from any liability or obligation with respect thereto.

11. Insurance, Indemnity and Subrogation.

(a)  With reference to Section__ of the Master Lease (Insurance), Sublessee hereby agrees that the obligations for carrying insurance pertaining to "Landlord" described therein do not apply to Sublessor.   As to liability insurance required to be maintained by "Tenant," Sublessee hereby agrees to include not only Sublessor, but also Overlandlord, as additional named insureds and to provide Sublessor and Overlandlord with certificates of insurance as described in said Section 12 of the Master Lease.

(b)   With reference to Section 12.1 of the Master Lease (Indemnity), Sublessee hereby agrees that the obligations of indemnity of the "Tenant" described therein shall be for .the benefit of both Sublessor and Overlandlord, it being intended that any reference to "Landlord" in said Section__ for the purposes of this Sublease shall mean "Sublessor and/or Overlandlord."

(c)   With reference to Section 19 of the Master Lease (Waiver of Subrogation), Sublessor hereby agrees that the waiver(s) described therein as they pertain to Sublessee shall be for the benefit of both Sublessor and Overlandlord.

12.  Assignment.  Sublessee will not attempt to assign this Sublease, or sublet or permit all or part of the Sublet Premises to be used by others without the consent of Sublessor, which consent may be withheld by Sublessor in its sole discretion, or without the consent of Overlandlord which must be obtained in accordance with the provisions of the Master Lease.   In the event Sublessor consents to such an assignment or further sublease, in consideration therefore, Sublessee shall pay Sublessor one-hundred percent (100%) of the amount by which the rental thereunder exceeds the Base Rent under this Sublease.

13.  Intentionally Blank.

14.  Deleted.

15.  Brokers.   Sublessee represents that it has dealt with no broker in connection with this Sublease, other than Pyramid Brokerage Co. ("Broker"). Sublessee shall indemnify and hold Sublessor harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Sublease or its negotiation by reason of any act of Sublessee. Further, Sublessee agrees that Sublessor shall not be responsible for, and Sublessee shall indemnify and hold Sublessor harmless from and such liability for compensation, commission or fees claimed by any real estate broker or agent representing Sublessee in other matter relating to this Sublease.

16. Notice.   Any notice, request or demand permitted or required to be given by the terms and provisions of this Sublease either by Sublessor to Sublessee or by Sublessee to Sublessor shall be in writing. Any such notice, request or demand shall be personally delivered or addressed to the parties at the addresses hereinabove stated and sent by pre-paid, certified U.S. mail, return receipt requested, or national overnight courier service with return receipt, and shall be deemed to have been served and given by one party and received by the other party upon actual receipt or refusal. Notice to Sublessor will be to,the attention of Edward J. Zebrowski, MONY Life Insurance Company, 1740 Broadway, MD-9-48,New York, NY 10019.    Notice to Sublessee will be to Sublessee at the address hereinabove stated. Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.

17.  Entire Understanding of the Parties.  This Sublease, contains all of the covenants, agreements, terms, provisions, conditions and understandings relating to the leasing of the Sublet Premises and Sublessor's obligations in connection therewith, and neither Sublessor nor any agent or representative of Sublessor has made or is making, and Sublessee, in executing and delivering this Sublease, is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease.

18.  Governing Law. This Sublease is made and executed under and in all respects is to be governed by and construed in accordance with the laws of the State in which the Sublet Premises are situate.

19. Consent of Overlandlord. This Sublease shall be and become effective only when it is approved and consented to by Overlandlord, as evidenced by its execution of the Consent to Sublease hereinbelow attached or such other form as may provided by Overlandlord. Sublessor agrees to use all reasonable efforts to obtain such approval and consent from Overlandlord as soon hereafter as is practicable, but will not be liable to Sublessee if Overlandlord fails to consent, in which case this Sublease shall be null and void.

20. Corporate Authority.    If Sublessee is a corporation or other entity, Sublessee warrants that it has legal authority to operate and is authorized to do business in the state of New York. Sublessee and the person executing this Sublease on behalf of Sublessee warrant that the person or persons executing this Sublease on behalf of Sublessee have authority to do so and to fully obligate Sublessee to all terms and provisions of this Sublease and the Master Lease. Sublessee shall, upon request from Sublessor or Overlandlord, furnish Sublessor or Overlandlord with a certified copy of resolutions of Sublessee's Board of Directors or Managers authorizing this Sublease and granting authority to execute it to the person or persons who have executed it on Sublessee's behalf.

[(b) Sublessor warrants that it has legal authority to operate and is authorized to do business in the state of New York. Sublessor and the person executing this sublease on behalf of Sublessor warrant that the person or persons executing this Sublease on behalf of Sublessor have authority to do so and to fully obligate Sublessor to all terms and provisions of this Sublease.

21. Quiet Enjoyment.   Sublessee, upon paying the Base Rent and Additional rent, and any and all other sums and charges provided for in this Sublease, and upon keeping all terms, covenants and conditions of this Sublease on its part to be performed, shall quietly have and enjoy the Sublet Premises during the term of this Sublease without hindrance or molestation by anyone claiming by, through or under Sublessor, subject however, to the exceptions, reservations and conditions hereof.]

[This Space is Intentionally Left Blank.]

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

SUBLESSOR:

MONY LIFE INSURANCE COMPANY

By: /s/ Edward J. Zebrowski

Edward J. Zebrowski

Assistant Vice President

SUBLESSEE:

Document Security Systems, Inc

By: /s/ Patrick White

Patrick White President 585-232-1500

STATE OF NEW YORK    )

                                            ss.:

COUNTY OF NEW YORK)

On this 19th day of April, 2004, before me personally came Edward J. Zebrowski, to me known, who, being duly sworn, did depose and say that he is an Assistant Vice President of

MONY Life Insurance Company, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

/s/ Nadine Agree

Notary Public

NAD1NE AGREE

Notary Public, State of New York No. 01AG6047129 Qualified in New York County Commission Expires August 28, 2006

STATE OF NEW YORK

                                      ss.:

COUNTY OF MONROE

On this 11th day of May,  2004, before me personally came Patrick White to me  known,   who,   being   duly   sworn,   did depose  and  say  that  he   is   the   President   of ______________, the corporation described in and which executed the foregoing installment; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

Notary Public

MAXINE D. ELLIOTT

No O1EL6033332

Notary Public, State of New York

Qualified in Monroe County

My Commission Expires Nov 15, 2005

CONSENT TO SUBLEASE

The undersigned hereby consents to the foregoing Agreement of Sublease dated  April 14th 2004 between MONY LIFE INSURANCE COMPANY, as Sublessor, and Document Security Systems, Inc., as Sublessee, dated effective March 22, 2004.

Overlord hereby confirms that to its knowledge there is no existing default under the lease, and Overlord has no existing grounds to declare a default or to terminate their Master Lease.

Document Security Systems, Inc. as a subleasee shall have the right to have its name on the building directory or otherwise provided in article 17 of the Master Lease.

During the term of this sublease, Document Security Systems, Inc. shall have 2 parking spaces on a monthly basis in accordance with Overlandlord's then current parking rates.

OVERLANDLORD:

Reynolds II LLC

By: /s/ Robert Gorom

Its: President

Schedule A

YEAR	BASE RENT (PSF)	MONTHLY RENT	ANNUAL RENT
1	$10.00 Gross	$3,930.83	$47,170.00

Exhibit A

Description of Master Lease:

Exhibit B

Sublet Premises